UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Specialty Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a press release issued by Specialty Laboratories, Inc. on September 30, 2005.

Specialty Laboratories to Merge with AmeriPath, Inc.

Shareholders of Specialty Laboratories to Receive Cash of $13.25 Per Share

Combined Company's Customers to Benefit from Enhanced Service Offering

        Valencia, Calif., September 30, 2005—Specialty Laboratories, Inc. (NYSE:SP) ("Specialty") today announced that it has signed a definitive merger agreement with AmeriPath, Inc. ("AmeriPath"). Under the terms of the agreement, which was unanimously approved by Specialty's Board of Directors, AmeriPath will acquire all outstanding common shares of Specialty for $13.25 per share. This represents a 27% premium over the average trading price for Specialty shares during the last three months. As part of the transaction, a portion of the Specialty shares beneficially owned by Specialty Family Limited Partnership, Specialty's majority shareholder, and related parties will be exchanged for approximately 20% of the combined company, which will be privately held.

        "We are pleased to announce this combination with AmeriPath because of the significant benefits to each of our constituents: shareholders, customers and employees," said Richard K. Whitney, Specialty's Chairman of the Board of Directors. "Our shareholders will receive compelling value and liquidity. Our customers will benefit from an expanded breadth of services and the efficiencies from testing facilities on both coasts. Our employees will enjoy the greater advancement opportunities and security associated with a larger, well-financed organization with a significantly improved competitive position."

        "We are very excited to have the opportunity to combine forces with Specialty," said Don Steen, Chairman and CEO of AmeriPath. "We have complementary skill sets and service offerings. The merger offers the opportunity to build on both companies' leadership positions, provides us access to each other's medical and scientific expertise, expands our geographic presence and allows our companies to better support community-based medicine for enhanced patient care."

        Steen continued, "We intend to maintain the companies' existing laboratories on both coasts to enhance client service and avoid the disruptions for clients that typically result from relocations. We believe this combination represents a rare opportunity to leverage the strengths of both companies while enhancing their special identities."

        The Company expects to complete the transaction in the first quarter of 2006. The transaction is subject to the satisfaction of customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Although Specialty's majority shareholder has agreed to vote its shares in favor of the merger, the merger is conditioned on the transaction being approved by holders representing a majority of the outstanding shares, as well as approval by holders representing a majority of the shares held by shareholders of Specialty who are not affiliated with the majority shareholder.

        Specialty will conduct a conference call at 11:00 am EST to discuss the transaction and answer shareholder questions. The dial-in number is 800-561-2813; participant passcode 57152548.

        J.P. Morgan Securities Inc. served as financial advisor to the Company and O'Melveny & Myers LLP served as outside legal counsel.

About Specialty

        Specialty Laboratories performs highly advanced clinical tests used by physicians to diagnose, monitor and treat disease. Offering an extensive menu of specialized testing options, Specialty provides hospitals, laboratories and specialist physicians a single-source solution to their non-routine testing needs. By focusing on complex and technologically advanced testing, Specialty does not generally directly compete with clients for routine testing work and offers clinical testing services that generally complement the laboratory capabilities of its clients. Specialty's web address is www.specialtylabs.com.

About AmeriPath

        AmeriPath is a leading national provider of physician-based anatomic pathology, dermatopathology and molecular diagnostic services to physicians, hospitals, national clinical laboratories and surgery centers. A team of sub-specialized pathologists and Ph.D. scientists provides medical expertise, diagnostic quality, and personal consultation services. AmeriPath's elite team of more than 400 highly trained, board-certified pathologists provides medical diagnostics services in outpatient laboratories owned, operated and managed by AmeriPath, as well as in hospitals and ambulatory surgical centers. AmeriPath's web address is www.ameripath.com.

Additional Important Information will be filed with the SEC:

        The Company plans to file with the SEC and mail to its stockholders a proxy statement in connection with the transaction. Investors are urged to read the proxy statement and any other relevant documents when they become available because they will contain important information. Investors will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the company through the web site maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of the proxy statement these documents free of charge from the Company, Attention: Investor Relations.

        The directors, executive officers and certain other members of management of the Company may be soliciting proxies in favor of the proposed transaction from the Company's shareholders. For information about these directors, executive officers and members of management, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is available at the SEC'S website (www.sec.gov) and from the Company at the address provided in the preceding paragraph.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

        This release may contain forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the ability of the company to successfully complete the merger. These forward-looking statements involve known and unknown risks that may cause the company's actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by Specialty or any other person that Specialty's objectives or plans will be achieved. Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our periodic filings on Forms 10-K, 10-Q and 8-K.

Contact Information:

Richard K. Whitney
Chairman of the Board of Directors
Specialty Laboratories, Inc.
888-676-5441

David L. Redmond
Executive Vice President and Chief Financial Officer
AmeriPath, Inc.
561-712-6200